Exhibit 99.2

Sonus Networks, Inc.

Supplementary Financial and Operational Data

$(000s)	YTD16	Q316	Q216	Q116	YTD15	Q315	Q215	Q115
Revenue
Product	108,719	38,601	35,349	34,769	94,137	42,230	27,042	24,865
Services	76,300	26,410	25,508	24,382	78,571	25,632	27,659	25,280
Total Revenue	185,019	65,011	60,857	59,151	172,708	67,862	54,701	50,145

% of Total Revenue	YTD16	Q316	Q216	Q116	YTD15	Q315	Q215	Q115
Revenue
Product	59%	59%	58%	59%	55%	62%	49%	50%
Services	41%	41%	42%	41%	45%	38%	51%	50%

Revenue by Geography
Domestic	69%	70%	70%	68%	71%	77%	71%	62%
International	31%	30%	30%	32%	29%	23%	29%	38%

% of Product Revenue	YTD16	Q316	Q216	Q116	YTD15	Q315	Q215	Q115
Revenue by Channel
Direct	74%	68%	75%	79%	76%	78%	74%	76%
Indirect	26%	32%	25%	21%	24%	22%	26%	24%

Operating Statistics	YTD16	Q316	Q216	Q116	YTD15	Q315	Q215	Q115
10% Customers
Number of 10% customers	1	1	2	2	1	3	1	2
Name of 10% customers	AT&T	AT&T	AT&T Verizon	Level 3 AT&T	AT&T	AT&T Inteliquent CenturyLink	AT&T	Verizon Softbank
5K/7K
5K/7K Product Revenue	41,903	14,194	13,588	14,121	32,146	13,524	9,457	9,165
5K/7K as % of Product Revenue	39%	37%	38%	41%	34%	32%	35%	37%

Top 5 Customers as % of Revenue	41%	41%	46%	46%	41%	50%	40%	43%

Enterprise as % of Product Revenue	20%	21%	20%	18%	19%	20%	22%	15%

Number of Total Customers**	*	698	691	640	*	664	624	695

Number of New Customers**	427	145	151	131	468	150	150	168

* Not historically provided.

**Customer count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.